Exhibit 6

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

NEXTDECADE CORPORATION

AND

THE STOCKHOLDERS SET FORTH ON SCHEDULE I ATTACHED HERETO

DATED AUGUST 9, 2018

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 9, 2018, is made and entered into by and among NextDecade Corporation, a Delaware corporation (the “Company”), and certain entities listed on Schedule I (the “Holders”) attached hereto.  Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Purchase Agreements (as defined below).

RECITALS:

WHEREAS, reference is made to that certain Backstop Commitment Agreement, dated as of April 11, 2018 (as amended, modified and otherwise supplemented, the “York Backstop Agreement”), by and between the Company and York Capital Management Global Advisors, LLC, severally on behalf of certain funds or accounts advised by it or its affiliates (“York”);

WHEREAS, reference is made to that certain Backstop Commitment Agreement, dated as of April 11, 2018 (as amended, modified and otherwise supplemented, the “Valinor Backstop Agreement”), by and between the Company and Valinor Management, L.P., severally on behalf of certain funds or accounts for which it is investment manager (“Valinor”);

WHEREAS, reference is made to that certain Backstop Commitment Agreement, dated as of April 11, 2018 (as amended, modified and otherwise supplemented, the “Halcyon Backstop Agreement,” and together with the York Backstop Agreement and the Valinor Backstop Agreement, the “Backstop Agreements”), by and between the Company and Halcyon Capital Management LP, severally on behalf of certain funds or accounts advised by it or its affiliates (“Halcyon,” and together with York and Valinor, the “Funds”);

WHEREAS, reference is made to those certain Convertible Preferred Stock Purchase Agreements, dated as of August 3, 2018 (the “Purchase Agreements”), by and between the Company and each of HGC NEXT INV LLC, a Delaware limited liability company (“HGC”), York, Valinor and Halcyon;

WHEREAS, subject to and in accordance with Section 2.3 of each of the Backstop Agreements and pursuant to their respective Purchase Agreements, the Company issued four hundred thirteen thousand six hundred fifty-eight (413,658) shares of Common Stock (the “Backstop Common Shares”) and fifteen thousand three hundred (15,300) shares of Series A Convertible Preferred Stock (the “Backstop Preferred Shares”) (which include associated Warrants (as defined below)) to the Funds;

WHEREAS, pursuant to Section 2.1 of the Purchase Agreement with HGC, the Company agreed to issue thirty-five thousand seven hundred (35,700) shares of Series A Convertible Preferred Stock (the “SPA Preferred Shares,” and together with the Backstop Preferred Shares, the “Preferred Shares”) (which include associated Warrants) to HGC;

WHEREAS, the Company and the Holders wish to determine registration rights with respect to the Backstop Common Shares, the Preferred Shares and the Warrants (and underlying securities).

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

IT IS AGREED as follows:

Section 1.               DEFINITIONS.  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Backstop Agreements” shall have the meaning set forth in the Recitals hereof.

“Backstop Common Shares” shall have the meaning set forth in the Recitals hereof.

“Backstop Preferred Shares” shall have the meaning set forth in the Recitals hereof.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday, or Friday that is not a day on which banking institutions in New York or Texas are authorized or obligated by applicable law, regulation or executive order to close.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Controlling Person” shall have the meaning set forth in Section 5(a) of this Agreement.

“Demand Notice” shall have the meaning set forth in Section 2(a)(i) of this Agreement.

“Demand Registration” shall have the meaning set forth in Section 2(b)(i) of this Agreement.

“Demand Registration” Statement shall have the meaning set forth in Section 2(b)(i) of this Agreement.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company.

“Effectiveness Deadline” shall have the meaning set forth in Section 2(a)(i) of this Agreement.

“End of Suspension Notice” shall have the meaning set forth in Section 3(b) of this Agreement.

“Equity Securities” means (a) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities in or of any Person (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right), and (b) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (a) above.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Halcyon” shall have the meaning set forth in the Recitals hereof.

“Halcyon Backstop Agreement” shall have the meaning set forth in the Recitals hereof.

“HGC” shall have the meaning set forth in the Recitals hereof.

“Holder” shall mean each holder of Equity Securities of the Company, listed in Schedule I attached hereto, in its capacity as a holder of Registrable Securities, and its direct and indirect transferees.  For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.

“Holders’ Minimum Amount” shall have the meaning set forth in Section 2(a)(iii) of this Agreement.

“Legal Proceeding” shall mean any action, suit, hearing, claim, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a governmental or legal entity.

“Liabilities” shall have the meaning set forth in Section 5(a)(i) of this Agreement.

“Majority” with respect to any group of Registrable Securities, means more than half the total number of shares of Common Stock included in such group and, for the avoidance of doubt, does not include the number of Preferred Shares or Warrants in any such group.

“Maximum Threshold” shall have the meaning set forth in Section 2(d)(i) of this Agreement.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Piggyback Registration” shall have the meaning set forth in Section 2(c)(i) of this Agreement.

“Preferred Shares” shall have the meaning set forth in the Recitals hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Purchase Agreements” shall have the meaning set forth in the Recitals hereof.

“Registrable Securities” with respect to any Holder, shall mean at any time (i) the Backstop Common Shares, (ii) all of the shares of Common Stock into which the Preferred Shares are convertible, and (iii) all shares of Common Stock issuable upon the exercise of the Warrants, together with any class of equity securities of the Company or of a successor to the entire business of the Company which are issued in exchange for the Common Stock, the Preferred Shares or the Warrants; provided, however, that such Registrable Securities shall cease to be Registrable Securities with respect to any Holder upon the earliest to occur of (a) the date on which a Registration Statement with respect to the sale of such Holder’s Registrable Securities shall have been declared effective under the Securities Act and all of such Holder’s Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement and (b) the date on which such securities shall have ceased to be outstanding.

“Registration Expenses” shall mean (a) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities, (b) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses and any fees and disbursements of Selling Holders’ Counsel, (c) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (d) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable fees and expenses of any counsel thereto, (e) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities; provided, however, that “Registration Expenses” shall not include any out-of-pocket expenses of the Holders (other than as set forth in clause (b) above), transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, which expenses shall be borne by each Holder of Registrable Securities on a pro rata basis with respect to the Registrable Securities so sold.

“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“Selling Holders’ Counsel” shall mean counsel for the Holders that is selected by the Holders holding a Majority of the Registrable Securities included in a Registration Statement and that is reasonably acceptable to the Company.

“Shelf Registration Statement” shall have the meaning set forth in Section 2(a)(i) of this Agreement.

“SPA Preferred Shares” shall have the meaning set forth in the Recitals hereof.

“Suspension Event” shall have the meaning set forth in Section 3(b) of this Agreement.

“Suspension Notice” shall have the meaning set forth in Section 3(a) of this Agreement.

“Underwritten Demand Holders” shall have the meaning set forth in Section 2(a)(iii) of this Agreement.

“Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Valinor” shall have the meaning set forth in the Recitals hereof.

“Valinor Backstop Agreement” shall have the meaning set forth in the Recitals hereof.

“Warrants” shall mean the warrants to purchase shares of Common Stock provided for in the Backstop Agreements and the Purchase Agreement, as applicable.

“Withdrawn Demand Registration” shall have the meaning set forth in Section 2(b)(iv) of this Agreement.

“York” shall have the meaning set forth in the Recitals hereof.

“York Backstop Agreement” shall have the meaning set forth in the Recitals hereof.

Section 2.               SHELF REGISTRATIONS, DEMAND REGISTRATIONS AND PIGGYBACK REGISTRATIONS.

(a)            Shelf Registration.

(i)            Filing.  The Company shall, as soon as practicable after the date that is ninety (90) days from the date of this Agreement, but in any event within thirty (30) days after the date that is ninety (90) days from the date of this Agreement, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (the “Shelf Registration Statement”) on the terms and conditions specified in this Section 2(a) and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) ninety (90) days (or one hundred and twenty (120) days if the Commission notifies the Company that it will “review” the Shelf Registration Statement) after the date that is ninety (90) days from the date of this Agreement and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”).  The Shelf Registration Statement filed with the Commission pursuant to this Section 2(a) shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Shelf Registration Statement.  A Shelf Registration Statement filed pursuant to this Section 2(a) shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders.  As soon as practicable following the effective date of a Shelf Registration Statement filed pursuant to this Section 2(a), but in any event within three (3) business days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement.  When effective, a Shelf Registration Statement filed pursuant to this Section 2(a) (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which such statement is made).

(ii)           Continued Effectiveness.  The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to remain effective and to be supplemented and amended to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holders until the earliest of (A) the date all such Registrable Securities have ceased to be Registrable Securities and (B) the date all such Registrable Securities covered by such Shelf Registration Statement can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.

(iii)          Underwritten Offering and Selection of Underwriters.  If the Holders of at least twenty percent (20%) of the then outstanding number of Registrable Securities held by the Holders (the “Underwritten Demand Holders”) elect to dispose of Registrable Securities under a Shelf Registration Statement or other Registration Statement pursuant to an Underwritten Offering of all or part of such Registrable Securities that are registered by such Shelf Registration Statement or other Registration Statement and reasonably expect aggregate gross proceeds in excess of $35,000,000 (the “Holders’ Minimum Amount”) from such Underwritten Offering, then the Company shall, upon the written demand of such Underwritten Demand Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing underwriter or underwriters selected by the Underwritten Demand Holders and shall take all such other reasonable actions as are requested by the managing underwriter or underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than two (2) Underwritten Offerings in any twelve (12)-month period, pursuant to this Section 2(a) or Section 2(b).  In connection with any Underwritten Offering contemplated by this Section 2(a) or Section 2(b), the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Company.  No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution, the accuracy of information provided by a Holder specifically for use in the Registration Statement or Prospectus, and any other representation required by law; provided, that each Holder other than the Underwritten Demand Holders shall be afforded five (5) Business Days to decide to include in any such Underwritten Offering up to its pro rata share of Registrable Securities based on the percentage of Registrable Securities owned by the Underwritten Demand Holders that are included in such Underwritten Offering; provided further, that to the extent such other Holders wish to include additional Registrable Securities held by such Holders in an Underwritten Offering in excess of their allotted proportion, such other Holders may request, within the same five (5) Business Day notice period outlined above, that the Underwritten Demand Holders consider including such additional shares as Registrable Securities.  Upon receipt of such notice, and subject to Section 2(d)(i), the Underwritten Demand Holders may elect to include or exclude such additional Registrable Securities from the Underwritten Offering in their sole and absolute discretion.

(b)           Demand Registrations.

(i)            Right to Request Registration.  So long as the Company does not have an effective Shelf Registration Statement with respect to the Registrable Securities, the Holders of at least twenty percent (20%) of the then-outstanding number of Registrable Securities (the “Demand Holders”) may request registration under the Securities Act of all or part of their Registrable Securities with an anticipated aggregate offering price of at least $35,000,000 at any time and from time to time (“Demand Registration”).

Within seven (7) Business Days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to each other Holder of Registrable Securities, if any, and shall, subject to the provisions of Section 2(d)(i) hereof, include in such registration up to the pro rata share Registrable Securities of each such Holder based on the percentage Registrable Securities owned by the Demand Holders that are to be included in the Demand Registration and with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the receipt of the Company’s notice; provided, that to the extent such other Holders wish to include additional Registrable Securities held by such Holders in the Demand Registration in excess of their allotted proportion, such other Holders may request, within the same five (5) Business Day notice period outlined above, that the Demand Holders consider including such additional shares as Registrable Securities.  Upon receipt of such notice, and subject to Section 2(d)(i), the Demand Holders may elect to include or exclude such additional Registrable Securities from the Demand Registration their sole and absolute discretion.  The Company shall use its reasonable best efforts to file with the Commission following receipt of any such request for Demand Registration (but in no event more than thirty (30) days following receipt of such request) one or more registration statements with respect to all such Registrable Securities with respect to which the Company has received written requests for inclusion therein in accordance with this paragraph under the Securities Act (the “Demand Registration Statement”).  The Company shall use its reasonable best efforts to cause such Demand Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof.  The Demand Registration Statement shall be on an appropriate form and the Registration Statement and any form of Prospectus included therein (or Prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders of shares registered on such Registration Statement may from time to time notify the Company.  Subject to the foregoing and to Section 2(d)(i), following the receipt by the Company of any request for Demand Registration, all of the Registrable Securities of any Holder electing to register Registrable Securities in accordance with this paragraph shall be included in the Demand Registration Statement without any further action by any Holder.  The Demand Holders who have requested a Demand Registration may cause the Company to postpone or withdraw the filing or the effectiveness of such Demand Registration at any time in their sole discretion.

(ii)           Restrictions on Demand Registrations.  The Company shall not be obligated to effect any Demand Registration within ninety (90) days after the effective date of (A) a previous Demand Registration or (B) a previous registration under which any Holder or Holders had piggyback rights pursuant to Section 2(c) hereof and in which the Holders exercising such piggyback rights were permitted to register, and sold, at least fifty percent (50%) of the Registrable Securities requested to be included therein.  In addition, the Company shall not be obligated to effect any Demand Registration after the Company has effected two (2) Demand Registrations in any twelve (12)-month period if all such registrations effected by the Company have been declared and ordered effective.

(iii)          Underwritten Offering and Selection of Underwriters.  If the Underwritten Demand Holders elect to dispose of Registrable Securities under a Demand Registration pursuant to an Underwritten Offering, then each other Holder shall be afforded the right to include in any such Underwritten Offering up to its pro rata share of Registrable Securities based on the percentage of Registrable Securities owned by the Underwritten Demand Holders that are included in such Underwritten Offering.  If any of the Registrable Securities covered by a Demand Registration hereof are to be sold in an Underwritten Offering, then the Underwritten Demand Holders shall have the right to select the managing underwriter or underwriters to administer any such Underwritten Offering.

(iv)          Effective Period of Demand Registrations.  After any Demand Registration Statement filed pursuant to this Agreement has become effective, the Company shall use its reasonable best efforts to keep such Demand Registration Statement effective for a period equal to one hundred eighty (180) days from the date on which the Commission declares such Demand Registration Statement effective (or if such Demand Registration Statement is not effective during any period within such one hundred eighty (180) days, such 180-day period shall be extended by the number of days during such period when such Demand Registration Statement is not effective), or such shorter period that shall terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant to such Demand Registration.  If the Company shall withdraw or reduce the number of shares of Registrable Securities that is subject to any Demand Registration pursuant to Section 2(d)(i) (a “Withdrawn Demand Registration”), the Demanding Holders of the Registrable Securities remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration that (subject to the provisions of this Section 2(b)) the Company shall use its reasonable best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) that is one hundred eighty (180) days from the effective date of such Demand Registration and (ii) on which all of the Registrable Securities covered by such Demand Registration have been sold.  Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

(c)           Piggyback Registrations.

(i)            Right to Piggyback.  Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more stockholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt (but in no event less than ten (10) days before the anticipated filing date of such registration statement) written notice to all Holders of its intention to effect such a registration, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method of distribution, and the name of the proposed managing underwriter, if any, in such offering, and (B) offer to all Holders of Registrable Securities the opportunity to register the same of such number of Registrable Securities as such Holders may request in writing within five (5) Business Days after receipt of such written notice from the Company.  The Company shall, subject to Sections 2(d)(ii) and 2(d)(iii), include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the receipt of the Company’s notice.  The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion upon reasonable notice to any participating Holders.

(ii)           Withdrawal.  Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement.  The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement without thereby incurring any liability to the Holders of Registrable Securities.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders in connection with such Piggyback Registration as provided in Section 8(d).

(iii)          Selection of Underwriters.  If any of the Registrable Securities of the Holders covered by a Piggyback Registration hereof are to be sold in an Underwritten Offering, then the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(d)           Priority.

(i)            Priority on Shelf and Demand Registrations.  If the managing underwriters of a requested Demand Registration or an Underwritten Offering under a Shelf Registration Statement, advise the Company in writing that, in their opinion, the number of Registrable Securities requested to be included in such Demand Registration Statement or Shelf Registration Statement exceeds the number that can be sold in such offering and/or that the number of Registrable Securities proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering (such maximum number of securities or Registrable Securities, as applicable, the “Maximum Threshold”), the underwriting shall be allocated among the Company and all Holders as follows: (A) first, the shares comprised of Registrable Securities, as to which registration has been requested and is required pursuant to the registration rights hereof, based on the amount of such Registrable Securities initially requested to be registered by such Holders that can be sold without exceeding the Maximum Threshold; (B) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; and (C) third, to the extent the Maximum Threshold has not been reached under the foregoing clauses (A) and (B), any additional Registrable Securities of Holders other than the Demand Holders or Underwritten Demand Holders as to which registration has been requested and that the Demand Holders or Underwritten Demand Holders, as applicable, determine, in their sole discretion, can be sold.

(ii)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the Maximum Threshold, the underwriting shall be allocated among the Company and all Holders as follows:  (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; and (B) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), the shares comprised of Registrable Securities, as to which registration has been requested pursuant to the registration rights hereof, based on the amount of such Registrable Securities initially requested to be registered by such Holders that can be sold without exceeding the Maximum Threshold.

(iii)          Notwithstanding the foregoing, if the Holders of at least twenty percent (20%) of the then-outstanding number of Registrable Securities wish to engage in an underwritten block trade off of an effective Shelf Registration Statement, Demand Registration Statement or Piggyback Registration, such Holders may notify the Company of the block trade offering on the day such offering is to commence and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as three (3) Business Days after the date it commences); provided that in the case of such underwritten block trade, only such Holders shall have a right to notice of and to participate in such offering.

Section 3.               BLACK-OUT PERIODS.

(a)           Notwithstanding Section 2, and subject to the provisions of this Section 3, the Company shall be permitted, in limited circumstances, to suspend the use, from time to time, of the Prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Registrable Securities under such Shelf Registration Statement), by providing written notice (a “Suspension Notice”) to the Selling Holders’ Counsel, if any, and the Holders, for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve (12)-month period commencing on the date of this Agreement or more than forty-five (45) consecutive days, except as a result of a refusal by the Commission to declare any post-effective amendment to the Shelf Registration Statement effective after the Company has used all reasonable best efforts to cause the post-effective amendment to be declared effective by the Commission, in which case, the Company must terminate the black-out period immediately following the effective date of the post-effective amendment) if either of the following events shall occur: (i) a majority of the Board determines in good faith that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Securities pursuant to the Shelf Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement on a post-effective basis, as applicable; or (ii) a majority of the Board determines in good faith, upon the advice of counsel, that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Shelf Registration Statement or file a post-effective amendment to the Shelf Registration Statement in order to ensure that the Prospectus included in the Shelf Registration Statement (1) contains the information required under Section 10(a)(3) of the Securities Act; (2) discloses any facts or events arising after the effective date of the Shelf Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) discloses any material information with respect to the plan of distribution that was not disclosed in the Shelf Registration Statement or any material change to such information.  Upon the occurrence of any such suspension, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective or to promptly amend or supplement the Shelf Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Shelf Registration Statement as soon as possible.

(b)           In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (a) above (a “Suspension Event”), the Company shall give a Suspension Notice to the Selling Holders’ Counsel, if any, and the Holders to suspend sales of the Registrable Securities and such Suspension Notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its reasonable best efforts and taking all reasonable steps to terminate suspension of the use of the Shelf Registration Statement as promptly as possible.  A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below).  If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice.  The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Selling Holders’ Counsel, if any, promptly following the conclusion of any Suspension Event and its effect.

(c)            Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 3, the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended Prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Shelf Registration Statement are no longer Registrable Securities.

Section 4.               REGISTRATION PROCEDURES.

(a)            In connection with the filing of any Registration Statement or sale of Registrable Securities as provided in this Agreement, the Company shall use its reasonable best efforts to, as expeditiously as reasonably practicable:

(i)            prepare and file with the Commission the Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the Securities Act, which form, subject to Section 2(a), (1) shall be selected by the Company, (2) shall be available for the registration and sale of the Registrable Securities by the selling Holders thereof, (3) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith or incorporated by reference therein, and (4) shall comply in all respects with the requirements of Regulation S-T under the Securities Act, and otherwise comply with its obligations under Section 2 hereof;

(ii)           prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(iii)          (1) notify each Holder of Registrable Securities, at least five (5) Business Days after filing, that a Registration Statement with respect to the Registrable Securities has been filed and advise such Holders that the distribution of Registrable Securities will be made in accordance with any method or combination of methods legally available by the Holders of any and all Registrable Securities; (2) furnish to each Holder of Registrable Securities and to each underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules in order to facilitate the public sale or other disposition of the Registrable Securities; and (3) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(iv)          use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an Underwritten Offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (1) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or (2) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(v)           immediately notify each Holder of Registrable Securities under a Registration Statement and, if requested by such Holder, confirm such advice in writing promptly at the address determined in accordance with Section 8(f) of this Agreement (1) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (5) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective as a result of which such Registration Statement or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus (such instruction to be provided in the same manner as a Suspension Notice) until the requisite changes have been made, at which time notice of the end of suspension shall be delivered in the same manner as an End of Suspension Notice), (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (7) of the filing of a post-effective amendment to such Registration Statement;

(vi)          furnish Selling Holders’ Counsel, if any, copies of any comment letters relating to the selling Holders received from the Commission or any other request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information relating to the selling Holders;

(vii)         make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(viii)        furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(ix)           cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two (2) Business Days prior to the closing of any sale of Registrable Securities;

(x)            upon the occurrence of any event or the discovery of any facts, as contemplated by Sections 4(a)(v)(5) and 4(a)(v)(6) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or will remain so qualified, as applicable.  At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(xi)          within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Selling Holders’ Counsel, if any, on behalf of such Holders, and make representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities available for discussion of such document;

(xii)         obtain a CUSIP number for the Registrable Securities not later than the effective date of a Registration Statement, and provide the Company’s transfer agent with printed certificates for the Registrable Securities, in a form eligible for deposit with the Depositary, in each case, to the extent necessary or applicable;

(xiii)        enter into agreements (including underwriting agreements) and take all other customary appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

1.          make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar Underwritten Offerings as may be reasonably requested by them;

2.          obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter(s) and their counsel) addressed to the underwriters, if any (and in the case of an underwritten registration, each selling Holder), covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the underwriter(s);

3.          obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriter(s), if any, and use reasonable efforts to have such letter addressed to the selling Holders in the case of an underwritten registration (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar Underwritten Offerings;

4.          enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

5.          if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

6.          deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a Majority of the Registrable Securities being sold, and the managing underwriters, if any;

(xiv)          make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, Selling Holders’ Counsel and any accountant retained by a Majority of the Registrable Securities being sold, all financial and other records, pertinent corporate documents and properties or assets of the Company reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Company; provided, however, that the Selling Holders’ Counsel, if any, and the representatives of any underwriters will use its reasonable best efforts, to the extent reasonably practicable, to coordinate the foregoing inspection and information gathering and to not materially disrupt the Company’s business operations;

(xv)         a reasonable time prior to filing any Registration Statement, any Prospectus forming a part thereof, any amendment to such Registration Statement, or amendment or supplement to such Prospectus, provide copies of such document to the underwriter(s) of an Underwritten Offering of Registrable Securities; within five (5) Business Days after the filing of any Registration Statement, provide copies of such Registration Statement to Selling Holders’ Counsel; make such changes in any of the foregoing documents prior to the filing thereof, or in the case of changes received from Selling Holders’ Counsel by filing an amendment or supplement thereto, as the underwriter or underwriters, or in the case of changes received from Selling Holders’ Counsel relating to the selling Holders or the plan of distribution of Registrable Securities, as Selling Holders’ Counsel, reasonably requests; not file any such document in a form to which any underwriter shall not have previously been advised and furnished a copy of or to which the Selling Holders’ Counsel, if any, on behalf of the Holders of Registrable Securities, or any underwriter shall reasonably object; not include in any amendment or supplement to such documents any information about the selling Holders or any change to the plan of distribution of Registrable Securities that would limit the method of distribution of the Registrable Securities unless Selling Holders’ Counsel has been advised in advance and has approved such information or change; and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Selling Holders’ Counsel, if any, on behalf of such Holders, Selling Holders’ Counsel or any underwriter;

(xvi)        use its reasonable best efforts to cause all Registrable Securities to be listed or quoted on any national securities exchange on which the Company’s Common Stock is then listed or quoted;

(xvii)       otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xviii)      cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the FINRA);

(xix)         if Registrable Securities are to be sold in an Underwritten Offering, to include in the registration statement, or in the case of a Shelf Registration, a Prospectus supplement, to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities;

(xx)          cause the appropriate officers of the Company to (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(b)           The Company may (as a condition to a Holder’s participation in a Shelf Registration, Demand Registration or Piggyback Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c)           Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the type described in Section 4(a)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(v) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 5.               INDEMNIFICATION.

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder, and the respective officers, directors, partners, employees, representatives and agents of any such Person, and each Person (a “Controlling Person”), if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing Persons, as follows:

(i)            against any and all loss, penalty, liability, claim, damage, judgment, suit, action, other liabilities and expenses whatsoever (“Liabilities”), as incurred, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports and other documents filed under the Exchange Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any Liabilities to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

The indemnity in this Section 5(a) shall be in addition to any liability the Company may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive any transfer of such securities by such Holder.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the offering, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)           Indemnification by the Holders.  Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective officers, directors, partners, employees, representatives and agents, against any and all Liabilities described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information such Holder furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)            Notices of Claims, etc.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder; provided, however, that failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  Other than in the case of any actual or potential conflict that may arise from a single counsel representing more than one indemnified party, the indemnifying party or parties shall not be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whosoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Indemnification Payments.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)            Contribution.  If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the acts, statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.  The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 5(e), no Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to any such Registration Statement.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 5, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as a Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 6.               HOLDBACK AGREEMENT.

(a)            Each Holder agrees not to effect any sale, transfer, or other actual or pecuniary transfer (including heading and similar arrangements) of any Registrable Securities or of any other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such stock or securities, during the period beginning seven (7) days prior to, and ending ninety (90) days after (or for such shorter period as to which the managing underwriter(s) may agree), the date of the underwriting agreement of each Underwritten Offering made pursuant to a Registration Statement other than Registrable Securities sold pursuant to such Underwritten Offering; and (b) the Company agrees not to effect any public sale or distribution of its equity securities (or any securities convertible into or exchangeable or exercisable for such securities) during the seven (7) days prior to and during the ninety (90)-day period beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and to use all reasonable efforts to cause each holder of at least five percent (5%) (on a fully diluted basis) of its equity securities (or any securities convertible into or exchangeable or exercisable for such securities) which are or may be purchased from the Company at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such Underwritten Offering, if otherwise permitted).  Each Holder agrees to enter into any agreements reasonably requested by any managing underwriter reflecting the terms of this Section 6.

Section 7.               TERMINATION.

(a)           Survival.  This Agreement and the rights of each Holder hereunder shall terminate upon the date that all of the Registrable Securities cease to be Registrable Securities.  Notwithstanding the foregoing, the obligations of the parties under Section 5 of this Agreement shall remain in full force and effect following such time.

Section 8.               MISCELLANEOUS.

(a)            Covenants Relating To Rule 144.  For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder.  If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required, from time to time, to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or stockholder communications of the Company, and take such further actions consistent with this Section 8(a), as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Securities without registration.

(b)           Cooperation.  The Company shall cooperate with the Holders in any sale and or transfer of Registrable Securities including by means not involving a registration statement.

(c)            No Inconsistent Agreements.  The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement.  The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(d)           Expenses.  All Registration Expenses of any Holder shall be borne by the Company, whether or not any Registration Statement related thereto becomes effective or other sale takes place.

(e)            Amendments and Waivers.  The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a Majority of the Registrable Securities.  Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company.

(f)            Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, email or any courier guaranteeing overnight delivery: (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 8(f); and (b) if to the Company, to NextDecade Corporation, Attention: Krysta De Lima (facsimile: (832) 403-2198; email: Krysta@next-decade.com).  All such notices and communications shall be deemed to have been duly given: (i) if personally delivered, at the time delivered by hand; (ii) if by email, on receipt of a read receipt email from the correct address, twenty-four (24) hours from delivery if sent to the correct email address and no notice of delivery failure is received, or on receipt of confirmation of receipt from the recipient; (iii) if mailed, two (2) Business Days after being deposited in the mail, postage prepaid; (iv) if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), when receipt is acknowledged; and (v) if by courier guaranteeing overnight delivery, on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(g)           Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.  If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms, and entitled to all of the benefits, of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement, and such Person shall be entitled to receive the benefits hereof.

(h)           Specific Enforcement.  Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, a Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof.

(i)            Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j)            Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF DELAWARE REGARDLESS OF THE LAW THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(l)             Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(m)          Jurisdiction and Venue; WAIVER OF JURY TRIAL.  The undersigned irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Delaware or the federal courts located in the State of Delaware in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware and waives and covenants not to assert or plead any objection which it might otherwise have to such manner of service of process.  The undersigned waives, and shall not assert as a defense in any legal dispute, that (a) it is not personally subject to the jurisdiction of the above named courts for any reason, (b) such Legal Proceeding may not be brought or is not maintainable in such court, (c) its property is exempt or immune from execution, (d) such Legal Proceeding is brought in an inconvenient forum or (e) the venue of such Legal Proceeding is improper.  THE UNDERSIGNED UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, THE UNDERSIGNED SHALL NOT ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.  FURTHERMORE, THE UNDERSIGNED SHALL NOT SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEXTDECADE CORPORATION

By:	/s/ Matthew Schatzman
Name:	Matthew Schatzman
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Halcyon Capital Management LP

By:	/s/ Suzanne McDermott
Name:	Suzanne McDermott
Title:	Authorized Signature

By:	/s/ John Freese
Name:	John Freese
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

SCHEDULE I

HOLDERS

1.	HCN LP
2.	First Series of HDML Fund I, LLC
3.	Halcyon Solutions Master Fund, LP

[Signature Page to Registration Rights Agreement]